U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 14, 2011

NUCLEAR SOLUTIONS, INC.

(Exact Name of registrant as specified in its Charter)

Nevada	0-31959	88-0433815
State of Incorporation)	Commission File No.	(IRS Employer Identification No.)

        277 White Horse Pike, Ste.200, Atco, N.J.          08004

        (Address of principal executive offices)          (Zip Code)

Registrant’s telephone number, (856)   753  -  1046

(Registrant’s former name and address)

5505 Connecticut Ave., N.W. Ste.191, Washington, D.C.      20015

        (Address of principal executive offices)          (Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240-14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01   Item 8.01 Other Events

On May 14, 2011, Mr. Gary Sparks agreed to join Nuclear Solutions, Inc. and Fuel Frontiers, Inc. as lead Project Manager for all CTL fuel projects in the State of Kentucky. Initially, Mr. Sparks will have oversight responsibility for the planning and construction of a Coal-to-liquid fuel plant in Muhlenberg County, Kentucky. Additionally, Mr. Sparks will be responsible to work closely with the office of State Representative Brent Yonts and the office of the Governor of Kentucky to coordinate project efforts.

Gary K. Sparks

Relevant work experience:

Mr. Sparks Has an extensive 35 year background in construction, plant, and project management.

From 2006 to 2010 Mr. sparks served as president of Kentucky Fuel Associates Inc., a firm dedicated to the development of the first coal-to-liquid (CTL) fuel plant in Kentucky with emphasis on curtailing the country’s dependence on foreign oil.

Additionally, from 2003 to 2008 Mr. Sparks served as president and co-owner of Mechanical Installations Inc., a firm specializing in the construction and startup of water treatment plants, paper mills, steel manufacturing and processing plants.

Compensation

On April 12, 2011 the company paid $49,250 to Mr. Sparks. A long-term compensation package for Mr. Sparks is currently being finalized.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuclear Solutions, Inc.
Dated: May 18, 2011

/s/ Harry Bagot
By: Harry Bagot